UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 23, 2012

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 23, 2012, Concurrent Computer Corporation (“Concurrent”) entered into an Agreement (the “Agreement”) with Singer Children’s Management Trust, Lloyd I. Miller, III and certain other parties (collectively, the “Investors”), and Robert M. Pons and Dilip Singh (the “Nominees”). Pursuant to the terms of the Agreement, in consideration for certain restrictions applicable to the Investors, the board of directors of the Company (the “Board”), among other things, increased the size of the Board from five to seven directors and filled the resulting vacancies with the Nominees who will serve on the Board until the 2012 annual meeting of stockholders of the Company (the “2012 Meeting”). The Board will also nominate the Nominees for election as directors of the Company and recommend in favor of their election by stockholders at the 2012 Meeting.

In consideration for the foregoing, the Investors agreed to customary standstill provisions through the date of the 2012 Meeting.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement described under Item 1.01 above, effective as of July 23, 2012, the Board increased the size of the Board from five to seven directors and filled the resulting vacancies with the Nominees who will serve on the Board until the 2012 Meeting. The Board will also nominate the Nominees for election as directors of the Company and recommend in favor of their election by stockholders at the 2012 Meeting.

Robert M. Pons is the Chairman of Live Wire Mobile, Inc., a comprehensive one-stop digital content solution for mobile carriers, handset manufacturers and media companies. Previously, Mr. Pons served as Senior Vice President of TMNG Global, a leading provider of professional services to the converging communications media and entertainment industries, and President and CEO of Uphonia, Inc. (previously SmartServ Online, Inc.), a wireless applications service provider. Mr. Pons has over 25 years of management experience with telecommunications companies including MCI, Inc., Sprint, Inc. and Geotek, Inc.

Dilip Singh is the CEO and President and a director of InfuSystem Holdings Inc., a healthcare service company. Previously, Mr. Singh served as the CEO and a director of MRV Communications, a communication equipment and services company, and CEO of Telia-Sonera Spice Nepal, a large Asian mobile operator. Mr. Singh has vast experience with telecommunications companies, including NewNet and Sprint Corporation.

The Nominees have not been appointed to any committees of the Board at this time. If the Nominees are appointed to any committees at a later date, the Company will file an amendment to this Form 8-K.

Item 7.01.  Regulation FD Disclosure.

Attached as Exhibit 99.1 is a copy of a press release relating to the appointment of the Nominees. The information in this Item 7.01 and Exhibit 99.1 of Item 9.01 is being furnished pursuant to Regulation FD and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. In addition, the information in this Item 7.01 and Exhibit 99.1 of Item 9.01 shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement, dated July 23, 2012, among Concurrent Computer Corporation, Singer Children’s Management Trust, Lloyd I. Miller, III, Robert M. Pons, Dilip Singh and certain other parties

99.1	Press release dated July 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 23, 2012

CONCURRENT COMPUTER CORPORATION
(Registrant)

By:	/s/ Emory O. Berry
Emory O. Berry
Chief Financial Officer and Executive Vice President of Operations

EXHIBIT INDEX

Exhibit Number and Description

10.1	Agreement, dated July 23, 2012, among Concurrent Computer Corporation, Singer Children’s Management Trust, Lloyd I. Miller, III, Robert M. Pons, Dilip Singh and certain other parties

99.1	Press release dated July 23, 2012